Exhibit 10.1

2017 Cash Bonus Plan

Eligible Employees: Executive Officers, Vice Presidents, Directors, Managers, and Individual Contributors

•	Bonus target payouts based on a percentage of base salary;

•
Payouts to CEO, CFO , COO and Vice President, General Counsel & Secretary will be entirely based on achievement of certain minimum targets, and 200% payable upon the achievement of certain maximum target levels;

•	Payouts to other VPs are based 50% on corporate targets, and 50% on management business objectives;

•	Payouts to Directors are based 30% on corporate targets, and 70% on management business objectives;

•	Payouts to Managers are based 0% on corporate targets, and 100% on management business objectives;

•	Payouts to Individuals Contributors are based 0% on corporate targets, and 100% on management business objectives;

•	Bonus targets are as follows (expressed as a percentage of base salary):

	Target Payout	Financial Weight (Adj. EBITDA)	Management Business Objectives Weight
CEO	75%	100%	0%
CFO	50%	100%	0%
COO	50%	100%	0%
VP & General Counsel	40%	100%	0%
VPs	25%	50%	50%
Directors	15%	30%	70%
Managers	10%	0%	100%
Individual Contributors	5%	0%	100%